Exhibit 99.1

Pharmacyclics Announces Multiple Presentations at the American Association for Cancer Research Annual Meeting

Sunnyvale, Calif., April 15, 2010  -- Pharmacyclics, Inc. (NASDAQ: PCYC) today announced multiple presentations covering its Btk and HDAC programs at the American Association for Cancer Research (AACR) 2010 Annual Meeting being held April 17-21 in Washington, DC.

The oral presentation describes efficacy of the company’s first-in-human Btk inhibitor PCI-32765 in a mouse model of pancreatic cancer (Soucek et al).  Two other presentations describe the discovery of drug synergy with the company’s HDAC inhibitor, PCI-24781 and the drug bortezomib in neuroblastoma (Currier et al), or with inhibitors of LSD1 in glioblastoma (Singh et al).    An additional presentation describes preclinical development of the company’s novel HDAC-8 isoform-selective inhibitors targeting T cell lymphoma and neuroblastoma (Balasubramanian et al).

“We are continuing our research to expand the clinical indications for the drugs in our pipeline” said Dr. Joseph J. Buggy, Vice President of Research. “For example, while the Btk inhibitor PCI-32765 continues to show promise in clinical trials in patients with B cell lymphomas and leukemias, we are now seeing preclinical evidence that the compound may also be efficacious in mast cell-driven cancers, which include certain pancreatic tumors and melanomas.  In addition, our HDAC inhibitor PCI-24781 is now showing synergy with bortezomib in several indications.  Based on  this discovery, and our previous work, we are planning Phase I/II trials with PCI -24781 in combination with a number of other chemotherapeutics  in collaboration with our ex-US global partner, Les Laboratories Servier.”

Abstract Number:	3849
Presentation Title:	Mast cell inhibition by Btk inhibitor PCI-32765 as a potential cancer therapy
Presentation Time:	Tuesday, Apr 20, 2010, 11:55 AM -12:10 PM
Location:	Room 144, Washington Convention Center
Author Block:	Laura Soucek1, Lee Honigberg2, Roderik Kortlever1, Joseph Buggy2, Lamorna Swigart1, Gerard I. Evan1. 1UCSF Comprehensive Cancer Ctr., San Francisco, CA; 2Pharmacyclics Inc, Sunnyvale, CA

Abstract Number:	5260
Presentation Title:	Bortezomib and HDAC inhibitor PCI-24781 combination therapy for neuroblastoma
Presentation Time:	Wednesday, Apr 21, 2010, 8:00 AM -11:00 AM
Location:	Exhibit Hall A-C, Poster Section 16
Poster Section:	16
Poster Board Number:	14
Author Block:	Erika A. Currier, Sharon A. Illenye, Takamaru Ashikaga, Pamela J. Lescault, Jeffrey P. Bond, Giselle L. Saulnier Sholler. University of Vermont, Burlington, VT

Abstract Number:	5434
Presentation Title:	Development and biological characterization of novel, potent and stable isoform-specific inhibitors of histone deacetylase-8 (HDAC8)
Presentation Time:	Wednesday, Apr 21, 2010, 8:00 AM -11:00 AM
Location:	Exhibit Hall A-C, Poster Section 23
Poster Section:	23
Poster Board Number:	7
Author Block:	Sriram Balasubramanian, Mint Sirisawad, Erik Verner, Chitra Mani, Purvi Jejurkar, Joseph J. Buggy. Pharmacyclics, Inc., Sunnyvale, CA

Abstract Number:	5429
Presentation Title:	Inhibition of LSD1 and HDACs causes synergistic cell death in glioblastoma cells
Presentation Time:	Wednesday, Apr 21, 2010, 8:00 AM -11:00 AM
Location:	Exhibit Hall A-C, Poster Section 23
Poster Section:	23
Poster Board Number:	2
Author Block:	Melissa Singh, Christa Manton, Wen-Wei Tsai, Michelle Barton, Joya Chandra. University of Texas M.D. Anderson Cancer Center, Houston, TX

About Pharmacyclics

Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of immune mediated disease and cancer. The purpose of the company is to create a profitable business by generating income from products it develops, licenses and commercializes, either with one or several potential partners or alone as may best forward the economic interest of its stakeholders. The Company endeavors to create novel, patentable, differentiated products that have the potential to significantly improve the standard of care in the markets it serves. Presently, Pharmacyclics has four product candidates in clinical development and two product candidates in pre-clinical development. It is Pharmacyclics’ business strategy to establish collaborations with large pharmaceutical and biotechnology companies for the purpose of generating present and future income in exchange for adding to their product pipelines. Pharmacyclics strives to generate collaborations that allow it to retain valuable territorial rights and simultaneously fast forward the clinical development and commercialization of its products. The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com

Contact:
Ramses Erdtmann
Vice President of Finance
Phone: 408-215-3325